Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders

of CNS Response, Inc.

85 Enterprise, Suite 410

Aliso Viejo, CA 92656

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 No. 333-166394 of CNS Response, Inc. of our report dated January 15, 2013, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ Cacciamatta Accountancy Corporation
Cacciamatta Accountancy Corporation
Irvine, California
January 15, 2013